Exhibit 99
NEWS RELEASE
For Immediate Release / 2:01 pm MTN April 20, 2004
Contact: Chad Hyslop or Jim Baumgardner (208) 331-8400
info@americanecology.com     www.americanecology.com
------------------------     -----------------------


                       AMERICAN ECOLOGY POSTS $3.4 MILLION
                          FIRST QUARTER OPERATING INCOME

                          COMPANY UPGRADES 2004 OUTLOOK

     BOISE, Idaho - Jim Baumgardner, Senior Vice President and Chief Financial Officer of American Ecology Corporation [NASDAQ: ECOL], today announced consolidated financial results for the quarter ending March 31, 2004. American Ecology posted net income of $2.4 million or $0.14 per fully diluted share, compared to a net loss of $17.2 million, or $1.11 per fully diluted share for the quarter ending March 31, 2003.

     Operating income, a key measure of financial performance, increased from $290,000 for the first quarter last year to $3.4 million for the first quarter of 2004. The results marked the ninth consecutive quarter of positive operating income. For the second consecutive quarter, each of the Company's four disposal facilities posted positive operating income and showed improved operating income over the same quarter last year.

     First quarter 2004 revenue reached $13.9 million or 29% higher than the $10.8 million in revenue for the first quarter of 2003. A combination of higher waste volumes and higher average selling prices yielded the increase in quarterly revenue. At the Company's Idaho site, a slightly lower average selling price was more than offset by higher volume, allowing the site to increase revenue by almost 30%. At the Company's Nevada and Texas facilities, average selling prices increased due to a more favorable mix of higher-priced niche services generating increased revenue from the first quarter of last year at both sites. The Company's rate-regulated Washington facility also posted another strong quarter.

     "Increased waste volume and a higher overall average selling price produced higher revenue," stated Baumgardner, adding, "Given the largely fixed cost nature of our business, this higher revenue produced improved fall through to the bottom line and another solid quarter of operating earnings."

     Selling, general & administrative expenses (SG&A) for the first quarter decreased to $2.9 million, or 21% of revenue, compared to SG&A of $4.5 million or 42% of revenue in the first quarter last year. The decrease was primarily due to $1.5 million in Ward Valley litigation expenses in 2003 which did not reoccur in 2004.


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     The Company recognized $149,000 of income at its discontinued Oak Ridge,
Tennessee operation. This gain reflected collection of aged accounts receivable in excess of the Oak Ridge facility's allowance for doubtful accounts. During the quarter, the Company entered into a non-binding letter of intent with a potential new buyer for the Oak Ridge facility. Although no assurance can be given that a transaction will be consummated, disposing of the Oak Ridge asset remains a top management priority.

     "Solid operating income and cash flow in the first quarter of 2004 continued to strengthen the Company's overall financial condition," Baumgardner concluded.

     During the first quarter of 2004, the Company redeemed a warrant to purchase 1,349,843 shares of common stock for $5.5 million or an equivalent of $4.07 per underlying common share. The redeemed warrant represented approximately 8% of the Company's outstanding shares and eliminated the Company's sole outstanding warrant to acquire common stock. At quarter end the Company had $10.8 million of cash on hand.

     Also during the quarter, the Company recognized $1.2 million of non-cash income tax expense as it utilized the benefit of its net operating loss carry-forwards and reduced the related deferred tax asset. The Company did not recognize tax expense in 2003 due to the tax loss resulting from the $21 million write-off of its Ward Valley asset. At March 31, 2004 the Company had an approximately $16 million valuation allowance against $23 million of gross deferred tax assets, consisting primarily of net operating loss carry-forwards, resulting in a $7 million net deferred tax asset. The Company reviews the deferred tax asset and related valuation allowance for appropriateness at least annually.

     "The first quarter of 2004 highlights the underlying strength of our core disposal assets" stated President and Chief Executive Officer Stephen Romano. "By combining our high throughput commodity business with increased delivery of higher margin niche services, American Ecology simultaneously increased waste volumes as well as overall average selling price."

     The Company previously reported that it expected 2004 operating income to exceed the 9% growth in operating income achieved in 2003. Management is upgrading its 2004 outlook and now expects 2004 operating income to increase by more than 15% over 2003 results.

     "Efficient performance by all four American Ecology disposal facilities combined with a favorable sales outlook and improving national economy lead us to upgrade our operating income forecast," Romano stated, concluding, "We now believe greater than 15% growth in operating income for 2004 is achievable."


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     The Company's first quarter 2004 investor conference call will be held
Wednesday, April 21, 2004 (tomorrow) at 10:00 am Mountain Time. Mr. Romano, Mr. Baumgardner, and Controller Michael Gilberg will host the call. Interested parties may submit questions in advance to INFO@AMERICANECOLOGY.COM, or by
                                           ------------------------
facsimile to 208-331-7900.  To join the call, dial 1-(888) 747-3446.
                                                   ----------------
Participants will be asked to provide their name and affiliation.

     American Ecology Corporation, through its subsidiaries, provides radioactive, PCB, hazardous, and non-hazardous waste services to commercial and government customers throughout the United States, such as nuclear power plants, steel mills, medical and academic institutions and petro-chemical facilities. Headquartered in Boise, Idaho, the Company is the oldest radioactive and hazardous waste services company in the United States.

     This press release contains forward-looking statements that are based on our current expectations, beliefs, and assumptions about the industry and markets in which American Ecology Corporation and its subsidiaries operate. Actual results may differ materially from what is expressed herein and no assurance can be given that the Company can successfully implement its growth strategy, meet its 2004 operating income forecast, prevail in pending litigation to recover monetary damages, or complete its discontinued operation obligations at the Oak Ridge facility within established reserves. For information on factors that could cause actual results to differ from expectations, or regarding income taxes, please refer to American Ecology Corporation's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.

                                       ###




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
                                     AMERICAN ECOLOGY CORPORATION
                                 CONSOLIDATED STATEMENTS OF OPERATIONS
                                              (UNAUDITED)
                                 ($ IN 000'S EXCEPT PER SHARE AMOUNTS)


                                                                            Three Months Ended
                                                                     MARCH 31, 2004    March 31, 2003
                                                                     ---------------  ----------------

Revenue                                                              $        13,905  $        10,771
Direct operating costs                                                         7,612            5,984
                                                                     ---------------  ----------------

Gross profit                                                                   6,293            4,787
Selling, general and administrative expenses                                   2,872            4,497
                                                                     ---------------  ----------------
Operating income                                                               3,421              290

Interest income                                                                   36               --
Interest expense                                                                  49              121
Loss on write off of Ward Valley facility development costs                       --           20,951
Other income                                                                      45               --
                                                                     ---------------  ----------------

Income (loss) before income tax and discontinued operations                    3,453          (20,782)
Income tax expense (benefit)                                                   1,164               (8)
                                                                     ---------------  ----------------

Income (loss) before discontinued operations                                   2,289          (20,774)
Gain from discontinued operations - El Centro Landfill                            --            4,944
Gain (loss) from discontinued operations - Oak Ridge LLRW Facility               149           (1,337)
                                                                     ---------------  ----------------

Net income (loss)                                                              2,438          (17,167)
Preferred stock dividends                                                         --               64
                                                                     ---------------  ----------------

Net income (loss) available to common shareholders                   $         2,438  $       (17,231)
                                                                     ===============  ================

Basic earnings(loss)  from continuing operations                                 .13            (1.34)
Basic earnings from discontinued operations                                      .01              .23
                                                                     ---------------  ----------------
Basic earnings (loss)  per share                                     $           .14  $         (1.11)
                                                                     ===============  ================

Diluted earnings (loss)  from continuing operations                              .13            (1.34)
Diluted earnings from discontinued operations                                    .01              .23
                                                                     ---------------  ----------------
Diluted earnings (loss) per share                                    $           .14  $         (1.11)
                                                                     ===============  ================

Dividends paid per common share                                      $            --  $            --
                                                                     ===============  ================



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
                                          AMERICAN ECOLOGY CORPORATION
                                           CONSOLIDATED BALANCE SHEETS
                                                   (UNAUDITED)
                                      ($ IN 000'S EXCEPT PER SHARE AMOUNTS)


                                                                            MARCH 31, 2004    December 31, 2003
                                                                           ----------------  -------------------
ASSETS
Current Assets:
   Cash and cash equivalents                                               $        10,771   $            6,674
   Receivables, net                                                                  8,576               12,596
   Income taxes receivable                                                              52                    2
   Prepayments and other                                                               861                1,049
   Deferred income taxes                                                             2,057                3,222
   Assets held for sale or closure                                                     735                  938
                                                                           ----------------  -------------------
      Total current assets                                                          23,052               24,481

Cash and investment securities, pledged                                                131                  170
Property and equipment, net                                                         27,500               28,317
Facility development costs                                                           6,478                6,478
Other assets                                                                           565                  561
Deferred income taxes                                                                5,062                5,062
Assets held for sale or closure                                                      1,557                1,557
                                                                           ----------------  -------------------
      Total assets                                                         $        64,345   $           66,626
                                                                           ================  ===================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
   Current portion of long term debt                                       $         1,474   $            1,475
   Accounts payable                                                                  1,605                1,678
   Accrued liabilities                                                               6,501                4,788
   Accrued closure and post closure obligation, current portion                      1,828                1,828
   Current liabilities of assets held for sale or closure                              928                1,907
                                                                           ----------------  -------------------
      Total current liabilities                                                     12,336               11,676

Long term debt                                                                       3,835                4,200
Long term accrued liabilities                                                          513                  454
Accrued closure and post closure obligation, excluding current portion               9,405                9,296
Liabilities of assets held for sale or closure, excluding current portion            4,608                4,649
                                                                           ----------------  -------------------
      Total liabilities                                                             30,697               30,275
                                                                           ----------------  -------------------

Commitments and contingencies

Shareholders' equity:
   Convertible preferred stock, 1,000,000 shares authorized
   Common stock, $.01 par value, 50,000,000 authorized, 17,175,150
     and 17,033,118  shares issued and outstanding                                     172                  170
   Additional paid-in capital                                                       49,681               54,824
   Accumulated deficit                                                             (16,205)             (18,643)
                                                                           ----------------  -------------------
      Total shareholders' equity                                                    33,648               36,351
                                                                           ----------------  -------------------

Total Liabilities and Shareholders' Equity                                 $        64,345   $           66,626
                                                                           ================  ===================



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